Exhibit 10.1

Execution Copy

FIRST AMENDMENT AND WAIVER AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”) is entered into as of June 29, 2009, by and among PACER INTERNATIONAL, INC., a Tennessee corporation (the “Borrower”), the several financial institutions party hereto as lenders (each a “Lender” and, collectively, the “Lenders”), the several financial institutions party hereto as letter of credit issuers (each an “L/C Issuer” and, collectively, the “L/C Issuers”) and BANK OF AMERICA, N.A., as Swing Line Lender and Administrative Agent (the “Administrative Agent”).

The Borrower, the Lenders, the L/C Issuers, the Swing Line Lender and the Administrative Agent entered into a Credit Agreement dated as of April 5, 2007 (as in effect as of the date of this Amendment, the “Credit Agreement”).

The Borrower has requested that the Lenders, Swing Line Lender and L/C Issuers agree to certain amendments to the Credit Agreement, and provide certain waivers and consents in connection therewith, and the Required Lenders, Swing Line Lender and L/C Issuers have agreed to such request, subject to the terms and conditions of this Amendment.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Definitions; References; Interpretation.

(a) Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof and in the Consent and Agreement of Guarantors attached hereto) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

(b) As used herein, “Amendment Documents” means this Amendment, the Notes to be delivered hereunder, the Security Agreement (as defined below), the other Collateral Documents delivered in connection with this Amendment and the Credit Agreement (as amended by this Amendment).

(c) Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, and each reference to “the Credit Agreement” and each other similar reference in the other Loan Documents, shall from and after the Effective Date (as defined in Section 2) refer to the Credit Agreement as amended hereby.

(d) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

2. Amendments to Credit Agreement. Subject to the terms and conditions hereof, the Credit Agreement is amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 5 (the “Effective Date”):

(a) Amendment to Cover Page of the Credit Agreement. The cover page of the Credit Agreement is hereby amended to change the reference from “$250,000,000” to “$150,000,000”.

1.

(b) Amendments to Article I of the Credit Agreement.

(1) The term “Notes” defined in the Credit Agreement shall mean from and after the Effective Date the Notes delivered under this Amendment.

(2) The definition of “Applicable Rate” is amended in its entirety to provide as follows:

“Applicable Rate” means the following percentages per annum:

Commitment Fee	Letter of Credit Fee	Eurodollar Rate	Base Rate
0.500%	4.500%	4.500%	3.250%

(3) The definition of “Collateral” is amended in its entirety to provide as follows:

“Collateral” means all of the “Pledged Collateral” referred to in the Pledge Agreement, all of the “Collateral” referred to in the Security Agreement and all of the other property that is or is intended under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) securing the Secured Obligations.

(4) The definition of “Collateral Documents” is amended in its entirety to provide as follows:

“Collateral Documents” means, collectively, the Pledge Agreement, the Security Agreement, any Control Agreements and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) securing the Secured Obligations.

(5) The definition of “Fee Letters” is amended in its entirety to provide as follows:

“Fee Letters” means the Agent/BAS Fee Letter, the 2009 Agent/BAS Fee Letter, any fee letters between the Borrower and BMO and/or Bank of Montreal, and the Issuer Fee Letters.

(6) Section 1.01 of the Credit Agreement is amended to include the following additional defined terms, inserted in correct alphabetical order:

“2009 Agent/BAS Fee Letter” means the letter agreement dated June 18, 2009, by and among the Borrower, the Administrative Agent and BAS.

2.

“Control Agreement” has the meaning specified in the Security Agreement.

“First Amendment Effective Date” means June 29, 2009.

“Impacted Lender” means a Defaulting Lender or a Lender (a) which has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (b) which is Controlled by an entity that has been deemed insolvent or become subject to a bankruptcy or other similar proceeding

“Security Agreement” means the Security Agreement dated as of the First Amendment Effective Date and made by the Borrower and each Domestic Subsidiary in favor of the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit I.

“Security Agreement Accession” means an Accession Agreement, substantially in the form of Exhibit A to the Security Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(c) Amendments to Article II of the Credit Agreement.

(1) Section 2.03(a)(iii)(E) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(E) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any such Lender is at such time a Defaulting Lender hereunder, unless cash collateral or other credit support satisfactory to such L/C Issuer has been pledged or otherwise provided to such L/C Issuer in respect of such Defaulting Lender’s participation in such Letter of Credit or such L/C Issuer has otherwise entered into arrangements satisfactory to such L/C Issuer to eliminate such L/C Issuer’s risk with respect to such Defaulting Lender; or”

(2) Section 2.03(a)(iii) of the Credit Agreement is hereby amended to include a new sub-clause (F) which shall read as follows:

“(F) any Lender is at such time an Impacted Lender hereunder, unless cash collateral or other credit support satisfactory to such L/C Issuer has been pledged or otherwise provided to such L/C Issuer in respect of such Impacted Lender’s

3.

participation in such Letter of Credit or such L/C Issuer has otherwise entered into arrangements satisfactory to such L/C Issuer to eliminate such L/C Issuer’s risk with respect to such Impacted Lender.”

(3) The making of Swing Line Loans as provided in the first clause of Section 2.04(a) of the Credit Agreement shall be in the sole discretion of the Swing Line Lender.

(4) Section 2.04(a) of the Credit Agreement is further amended to insert the following provision at the end of such sub-section to read as follows:

“The Swing Line Lender may require, as a condition to making any Swing Line Loans at any time that (i) a default of any Lender’s obligations to fund under Section 2.04 exists or any such Lender is at such time a Defaulting Lender hereunder, that cash collateral or other credit support satisfactory to the Swing Line Lender has been pledged or otherwise provided to the Swing Line Lender in respect of such Defaulting Lender’s participation in such Swing Line Loans or the Swing Line Lender has otherwise entered into arrangements satisfactory to the Swing Line Lender to eliminate its risk with respect to such Defaulting Lender; or (ii) any Lender is at such time an Impacted Lender hereunder, that cash collateral or other credit support satisfactory to the Swing Line Lender has been pledged or otherwise provided to the Swing Line Lender in respect of such Impacted Lender’s participation in such Swing Line Loan or the Swing Line Lender has otherwise entered into arrangements satisfactory to the Swing Line Lender to eliminate such its risk with respect to such Impacted Lender.”

(5) Section 2.13(ii) of the Credit Agreement is hereby amended by inserting sub-clauses at the end as follows:

“or (1) any cash collateral or credit support pledged or otherwise provided to an L/C Issuer pursuant to clauses (iii)(E) and (iii)(F) of Section 2.03(a) or (2) any cash collateral or credit support pledged or otherwise provided to the Swing Line Lender pursuant to Section 2.04(a).”

(d) Amendment to Article VI of the Credit Agreement.

(1) Section 6.11 of the Credit Agreement is amended to insert a clause at the end of clause (c) after the words “any Loan Document” to read as follows:

“; provided that, Borrower agrees that, at such time the Total Outstandings are equal to or greater than $125,000,000, (i) no Loan shall be made to the extent that, after giving effect thereto, the aggregate consolidated available cash and cash equivalent balances of Borrower and its Subsidiaries would exceed $15,000,000, and (ii) each Committed Loan Notice or Swing Line Loan Notice submitted by Borrower, at such time that the Total Outstandings are equal to or greater than $125,000,000 (including after giving effect to such Loans requested therein) shall contain a representation by the Borrower as to its compliance with this Section 6.11.”

4.

(2) Clause (a)(i) of Section 6.12 of the Credit Agreement is amended in its entirety to read as follows:

“(i) cause such Subsidiary to execute and deliver to the Administrative Agent a Guaranty Accession, a Security Agreement Accession and a Pledge Accession, and take such action and deliver such evidence as shall be satisfactory to the Administrative Agent to confirm that the Administrative Agent (for the benefit of the Secured Parties) has a valid, perfected, first priority Lien, subject to no other Liens (excepted as permitted by this Agreement and any other Loan Document), in all Collateral (as described in the Security Agreement) of such Domestic Subsidiary under the Security Agreement,”

(e) Amendment to Article VII of the Credit Agreement. Section 7.01 of the Credit Agreement is hereby amended to insert a new clause (r) at the end of such section to read as follows:

“(r) any other cash collateral or other credit support provided to any L/C Issuer or Swing Line Lender in respect of a Defaulting Lender or Impacted Lender pursuant to Sections 2.03(a)(iii)(E), 2.03(a)(iii)(F) and Section 2.04(a).”

(f) Amendment to Article X of the Credit Agreement. Section 10.13 of the Credit Agreement is hereby amended by inserting the words “or any Impacted Lender” immediately following the words “Defaulting Lender” in the first sentence thereof.

(g) Amendment to Exhibits of the Credit Agreement.

(1) Exhibit A of the Credit Agreement is amended to include an additional representation as required pursuant to Section 6.11 of the Credit Agreement and shall be in the form of Exhibit A attached to this Amendment.

(2) Exhibit B of the Credit Agreement is amended to include an additional representation as required pursuant to Section 6.11 of the Credit Agreement and shall be in the form of Exhibit B attached to this Amendment.

(3) The Credit Agreement is amended to include a new Exhibit I which shall be in the form of Exhibit C attached to this Amendment.

(h) Amendments to Schedules of the Credit Agreement.

(1) Amendment to Schedule 2.01 of the Credit Agreement and Reduction in Aggregate Commitments. Schedule 2.01 of the Credit Agreement is replaced in its entirety by Schedule 2.01 of this Amendment, and the Aggregate Commitments shall be decreased to $150,000,000.

(2) Amendment to Schedule 5.13 of the Credit Agreement. Schedule 5.13 of the Credit Agreement is replaced in its entirety by Schedule 5.13 of this Amendment.

5.

3. Waiver. Subject to and upon the conditions hereof, the Lenders party hereto hereby waive during the period from June 30, 2009 through August 31, 2009 (the “Waiver Period”), effective as of the Effective Date, compliance with Section 7.12(b) of the Credit Agreement, solely with respect to the fiscal quarter ending June 30, 2009 (the “Waived Provision”).

4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) No Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby, after giving effect to the waiver in Section 3 of this Amendment).

(b) The execution, delivery and performance by each Loan Party of the Amendment Documents to which it is a party have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c) The Amendment Documents constitute the legal, valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms.

(d) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document (i) that are qualified by materiality shall be true and correct, and (ii) that are not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of Effective Date, except, in each case, to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent audited financial statements furnished pursuant to subsection (a) of Section 6.01 of the Credit Agreement.

(e) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(f) The Borrower is entering into this Amendment, and each Loan Party is entering into each Amendment Document to which it is a party, on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Lenders or any other Person.

(g) The Borrower’s obligations under the Credit Agreement and each Loan Party’s obligations under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

6.

5. Conditions of Effectiveness.

(a) The effectiveness of Section 2 and Section 3 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(1) The Administrative Agent shall have received from the Borrower and the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of this Amendment;

(2) The Administrative Agent shall have received (i) from the Borrower and each Guarantor a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of the Security Agreement and any other Collateral Documents contemplated by the Security Agreement, including the Control Agreements (as defined therein) and (ii) from the Borrower, if requested by any Lender, a Note (or replacement Note), substantially in the form of Exhibit C to the Credit Agreement; provided that, the Borrower may deliver any Control Agreements required to be delivered under the Security Agreement which are not delivered by the Effective Date, no later than fifteen days after such date (such period may be extended by up to an additional fifteen days in the sole discretion of the Administrative Agent).

(3) The Administrative Agent shall have received the consent, in form and substance satisfactory to the Administrative Agent, of each Guarantor in its capacity as such to the execution and delivery hereof by the Borrower.

(4) The Administrative Agent shall have received evidence of payment by the Borrower of all fees, costs and expenses due and payable as of the Effective Date under or in connection with this Amendment and the Credit Agreement, including any fees arising under or referenced in Section 6 of this Amendment and any costs and expenses payable under Section 7(g) of this Amendment (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case to the extent invoiced on or prior to the Effective Date).

(5) The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party certified as of the Effective Date as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party and to authorize, execute, delivery and perform the Amendment Documents.

(6) The Administrative Agent shall have received such documents and certifications from the Secretary of State (or similar, applicable Governmental Authority) as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its state of incorporation, formation or organization, and each state in which its principal offices are located, as the case may be, as of a recent date.

7.

(7) The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Amendment Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(8) The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Amendment Documents has been obtained and is in effect, together with certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; provided that, the Borrower may deliver such certificates of insurance and endorsements which are not delivered by the Effective Date, no later than fifteen days after such date.

(9) The Administrative Agent shall have received: (A) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the Liens of the Administrative Agent (for the benefit of the Secured Parties), or other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded (or arrangements made with a reputable filing service to file, register or record) all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent (for the benefit of the Secured Parties) in accordance with applicable law; and (B) such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary, to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Liens permitted under Section 7.01 under the Credit Agreement).

(10) The Administrative Agent shall have received such other evidence satisfactory to the Administrative Agent as it shall require to confirm that the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral pursuant to the Collateral Documents are valid, perfected, first priority Liens, subject to no other Liens (other than Liens permitted under Section 7.01 under the Credit Agreement), securing the Secured Obligations.

(11) The Administrative Agent shall have received opinions of counsel to the Borrower and each Domestic Subsidiary, in form and substance satisfactory to the Administrative Agent, and addressed to the Administrative Agent and the Lenders, dated the Effective Date.

(12) The Administrative Agent shall have received all other documents it or the Required Lenders may reasonably request relating to any matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

(13) The representations and warranties in Section 4 of this Amendment shall be true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

8.

(b) Immediately prior to and as of the Effective Date, the Total Outstandings shall not exceed $150,000,000.

(c) For purposes of determining compliance with the conditions specified in Section 5(a), each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

(d) From and after the Effective Date, the Credit Agreement is amended as set forth herein, and all outstanding Notes under the Credit Agreement shall be superseded and replaced by the Notes delivered under this Amendment. All such previously outstanding Notes will be deemed cancelled upon the occurrence of the Effective Date. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

(e) The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Effective Date.

6. Fees. The Borrower shall pay (through the Administrative Agent) to each Lender that executes and delivers this Amendment by no later than 12:00 noon (Pacific time) on June 29, 2009, a non-refundable amendment fee equal to 0.25% of such Lender’s Commitment as of the Effective Date and after giving effect to this Amendment. The Borrower shall also pay such additional fees as set forth in the 2009 Agent/BAS Fee Letter. Such fees shall be fully-earned upon becoming due and payable, shall not be refundable for any reason whatsoever and shall be in addition to any fee, cost or expense otherwise payable by the Borrower pursuant to the Credit Agreement or this Amendment.

7. Miscellaneous.

(a) The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future. Nothing contained herein shall be deemed a waiver or consent in respect of, or otherwise affect the Administrative Agent’s or the Lenders’ ability to enforce or otherwise exercise its rights under the Credit Agreement and the other Loan Documents with respect to, (i) any Default not explicitly waived by Section 3, including (A) any Default that may now exist or hereafter arise from or otherwise be related to the Waived Provision, and (B) any Default arising at any time after the Effective Date and which is similar in type to the Waived Provision, or (ii) the Default in respect of the Waived Provision arising under Section 7.12(b) of the Credit Agreement as of the expiration of the Waiver Period.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

9.

(c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Amendment Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(e) This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(f) If any provision of this Amendment or the other Amendment Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Amendment Documents and Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) The Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Amendment Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

(h) This Amendment shall constitute a Loan Document.

[signature pages follow]

10.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PACER INTERNATIONAL, INC.

By:	/s/ Brian C. Kane
Name:	Brian C. Kane
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Brenda H. Little
Name:	Brenda H. Little
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, as an L/C Issuer and as Swing Line Lender

By:	/s/ Ronald J. Drobny
Name:	Ronald J. Drobny
Title:	Senior Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Barry Stratton
Name:	Barry Stratton
Title:	Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender and an L/C Issuer

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

UNION BANK, N.A, as a Lender

By:	/s/ Eric Stern
Name:	Eric Stern
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Jane E. Rawles
Name:	Jane E. Rawles
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Clara Sohan
Name:	Clara Sohan
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kurban H. Merchant
Name:	Kurban H. Merchant
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frank J. Jancar
Name:	Frank J. Jancar
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Steven D. Clear
Name:	Steven D. Clear
Title:	Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Robert M. Searson
Name:	Robert M. Searson
Title:	Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ William Latham
Name:	William Latham
Title:	Senior Vice President

BANK OF MONTREAL, as an L/C Issuer

By:	/s/ Barry W. Stratton
Name:	Barry W. Stratton
Title:	Managing Director

HARRIS, N.A., as an L/C Issuer

By:	/s/ Barry Stratton
Name:	Barry Stratton
Title:	Senior Vice President